UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 1, 2023

Sprout Social, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39156	27-2404165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 South Dearborn St., Suite 700			60603
Chicago	,	Illinois
(Address of Principal Executive Offices)			(Zip Code)

(866) 878-3231
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of Tagger Media

On August 2, 2023, Sprout Social, Inc. (the “Company”) completed its acquisition of Tagger Media, Inc., a Delaware corporation (“Tagger”), pursuant to that certain Agreement and Plan of Merger, dated August 2, 2023 (the “Merger Agreement”), by and among the Company, Tag Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Tagger, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Tagger securityholders (the “Securityholder Representative”), in connection with which Merger Sub merged with and into Tagger, with Tagger surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).

Upon the consummation of the Merger (the “Closing”), all outstanding equity interests in Tagger were cancelled in exchange for $140.0 million in cash payable to existing Tagger securityholders, subject to customary adjustments for working capital, transaction expenses, cash and indebtedness. A portion of the consideration was held back in separate escrow accounts for specified periods following the Closing to secure (i) post-Closing indemnification claims of the Company arising out of certain specified matters, if any (the “Indemnity Escrow”), and (ii) post-Closing purchase price adjustments. In addition, a portion of the consideration was held back and deposited with the Securityholder Representative to be used for the satisfaction of any losses and expenses of the Securityholder Representative in connection with the transactions contemplated by the Merger Agreement. The Company funded the purchase price for the Merger with cash on hand and borrowings under the Credit Agreement (as defined below).

The Merger Agreement contains customary representations, warranties and covenants by the Company, Merger Sub and Tagger that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. The Company has obtained a representation and warranty insurance policy to insure against certain losses arising from breaches of, or inaccuracies in, the representations and warranties of Tagger in the Merger Agreement, which policy is subject to a retention amount, exclusions, policy limits and certain other terms and conditions. Except with respect to losses arising from Fraud (as defined in the Merger Agreement) and claims for indemnification arising out of certain specified matters, the Company’s recourse against the Tagger securityholders after Closing with respect to breaches of Tagger’s representations and warranties will be limited to the Indemnity Escrow and may be subject to a deductible and other limitations set forth in the Merger Agreement.

The Merger Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary has been included to provide investors and securityholders with information regarding the terms of the Merger Agreement, does not purport to be complete and is subject to, and is qualified in its entirety by, the full text, terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company, Merger Sub or Tagger or to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Merger Agreement includes representations, warranties and covenants of the parties thereto made solely for purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by the parties thereto in connection with the negotiated terms of the transaction and the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the parties thereto rather than establishing matters as facts.

Credit Agreement

On August 1, 2023, the Company entered into that certain Credit Agreement (the “Credit Agreement”) by and among the Company, the banks and other financial institutions or entities party thereto as lenders and MUFG Bank, LTD. as administrative agent and collateral agent (the “Administrative Agent”). The Credit Agreement provides for a $100.0 million senior secured revolving credit facility (the “Facility”), maturing on August 1, 2028. Borrowings under the Facility may be used to finance acquisitions and other investments permitted under the terms of the Credit Agreement, to pay related fees and expenses and for general corporate purposes.

Borrowings under the Facility may be designated as SOFR Loans or ABR Loans, subject to certain terms and conditions under the Credit Agreement, and bear interest at a rate of either (i) SOFR (subject to a 1.0% floor), plus 0.10%, plus a margin ranging from 2.75% to 3.25% based on the Company’s liquidity or (ii) ABR (subject to a 2.0% floor) plus a margin ranging from 1.75% to 2.25% based on the Company’s liquidity. The Facility also includes a quarterly commitment fee in respect of the unused portion of the Facility equal to (i) the difference between the available commitments and the average for the period of the daily closing balance of revolving loans and undrawn letters of credit, multiplied by (ii) a fee of 0.30% or 0.35% based on the Company’s liquidity.

The obligations under the Credit Agreement are secured by a lien on substantially all of the tangible and intangible property of the Company and by a pledge of all of the equity interests of the Company’s subsidiaries, subject to certain limitations, including with respect to foreign subsidiaries. In addition, any material domestic subsidiaries of the Company, subject to certain exclusions, will be required to guaranty the obligations under the Credit Agreement and grant a lien and pledge, as applicable, on substantially all of their tangible and intangible property to secure the obligations under the Credit Agreement. In connection with entering into the Credit Agreement, and as a condition precedent to credit extensions thereunder, the Company has entered into certain ancillary agreements, including, but not limited to, a guarantee and collateral agreement.

The Credit Agreement includes customary conditions to credit extensions and covenants, including restrictions on the Company’s ability to incur liens, incur indebtedness, make or hold investments, execute certain change of control transactions, business combinations or other fundamental changes to its business, dispose of assets, make certain types of restricted payments or enter into certain related party transactions, subject to customary exceptions. In addition, the Credit Agreement contains financial covenants as to (i) minimum liquidity, requiring the maintenance, at all times and measured at the end of each fiscal quarter, of cash and cash equivalents of not less than the greater of (x) $30 million and (y) 30% of the total revolving commitments, and (ii) minimum recurring revenue growth, requiring recurring revenue growth for the trailing four fiscal quarter period, measured at the end of each fiscal quarter, of not less than 115% of the actual recurring revenue for the same period in the prior fiscal year. The Credit Agreement contains customary events of default relating to, among other things, payment defaults, breach of covenants, cross defaults to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events. If an event of default occurs, the lenders under the Credit Agreement will be entitled to take various actions, including the termination of any undrawn commitments and the acceleration of amounts due under the Credit Agreement.

The foregoing summary of the material terms of the Credit Agreement in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.
    On August 3, 2023, the Company issued a press release announcing its results for the quarter ended June 30, 2023, and providing its business outlook. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Credit Agreement” is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

    On August 3, 2023, the Company posted an investor presentation to its website at https://investors.sproutsocial.com (the “Investor Presentation”). A copy of the Investor Presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The Company expects to use the Investor Presentation, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others.

    The information contained in the Investor Presentation is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Investor Presentation speaks only as of the date of this Current Report on Form 8-K. The Company undertakes no duty or obligation to publicly update or revise the information contained in the Investor Presentation, although it may do so from time to time. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure. In addition, the exhibit furnished herewith contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in such exhibit. By furnishing the information contained in the Investor Presentation, the Company makes no admission as to the materiality of any information in the Investor Presentation that is required to be disclosed solely by reason of Regulation FD.

    This Current Report on Form 8-K and its contents (including Exhibits 99.1 and 99.2) are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Note Regarding Forward-Looking Statements
Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the federal securities laws. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023, as supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 3, 2023, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 to be filed with the SEC, as well as other factors described from time to time in the Company's other filings with the SEC. Such forward-looking statements are made only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If it does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.
Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Agreement and Plan of Merger, dated August 2, 2023, by and among Sprout Social, Inc., Tag Merger Sub, Inc., Tagger Media, Inc., and Shareholder Representative Services LLC
10.2
Credit Agreement, dated as of August 1, 2023, by and among Sprout Social, Inc., the banks and other financial institutions or entities party thereto as lenders and MUFG Bank, LTD. as administrative agent and collateral agent

99.1	Press Release dated August 3, 2023
99.2	Investor Presentation dated August 3, 2023
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUT SOCIAL, INC.

By:	/s/ Heidi Jonas
Name:	Heidi Jonas
Title:	General Counsel and Secretary
Date: August 3, 2023